SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 21, 2007
Date of Report (Date of earliest event reported)

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

000-50230	54-1873198
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of Principal Executive Office) (Zip Code)

(703) 312-9500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2007, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing an increase in share repurchase authority, the suspension of cash dividend, the sale of loans and other material developments. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit.

99.1	Friedman, Billings, Ramsey Group, Inc. Press Release dated December 21, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Friedman, Billings, Ramsey Group, Inc.

Date: December 21, 2007	By:	/s/ Kurt R. Harrington
Kurt R. Harrington
Executive Vice President, Chief Financial Officer and Treasurer